Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Jan 31, 2002
Payment Date	Feb 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.820000%
Accrual end date, accrual beginning date and days in Interest Period	Feb 15, 2002 Jan 15, 2002 31
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	48,367,562	61,666,667	5,833,333	15,862,331
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.24%	0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	2.060000%	2.445000%	2.850000%
Interest/Yield Payable on the Principal Balance	85,799	129,834	14,316
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	85,799	129,834	14,316
Interest/Yield Paid	85,799	129,834	14,316

Summary

Beginning Security Balance	48,367,562	61,666,667	5,833,333	15,862,331
Beginning Adjusted Balance	48,367,562	61,666,667	5,833,333
Principal Paid	8,052,294	0	0	28,998
Ending Security Balance	40,315,268	61,666,667	5,833,333	15,860,777
Ending Adjusted Balance	40,315,268	61,666,667	5,833,333
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	61,838,023	59,230,598	1,892,593
Minimum Adjusted Balance		61,666,667	5,833,333	15,833,333
Certificate Minimum Balance			3,747,879
Ending OC Amount as Holdback Amount				15,860,777
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1143982	$0.7539898	$0.4724119
Principal Paid per $1000	$10.7363914	$0.0000000	$0.0000000